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                                                                     EXHIBIT 3.1

                      SECURITY CAPITAL GROUP INCORPORATED
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                                BYLAW AMENDMENTS

          1. Section 3 of Article II of the Bylaws of Security Capital Group Incorporated (the "Bylaws") is hereby amended by inserting "(a)" in front of the first sentence thereof.

          2. Section 3 of Article II of the Bylaws is hereby further amended by deleting at the beginning of the second sentence thereof, the word "Special" and substituting the words "Subject to subsections (b) through (g) of this Section 3, special" and, by deleting in the second sentence thereof the words "holders of shares" and substituting the word "stockholders."

          3. Section 3 of Article II of the Bylaws is hereby further amended by adding at the end thereof the following:

               (b) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary of the Corporation by certified or registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). To be valid, that written request shall set forth the purpose or purposes for which the special meeting is requested and each matter proposed for consideration at the meeting, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information relating to such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving such notice from a stockholder, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede the close of business on the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon
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     which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid request to fix a Request Record Date is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a valid written request to set a Request Record Date is received by the Secretary.

               (c) In order for a stockholder or stockholders to request a special meeting, a written request or requests for a special meeting signed by the stockholders of record (or their duly authorized proxies or other representatives) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting shall be delivered to the Secretary of the Corporation. To be valid, each written request by a stockholder or stockholders for a special meeting shall set forth each matter proposed to be considered at the meeting (which shall be limited to the matters set forth in the written request to set a Request Record Date received by the Secretary of the Corporation pursuant to paragraph (b) of this Section 3), shall be signed by one or more persons who as of the Request Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the request for a special meeting is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by certified or registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date.

               (d) The Secretary of the Corporation shall inform each requesting stockholder of the reasonably estimated cost of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation. The Corporation shall not be required to call a special meeting upon stockholder request unless, in addition to the documents required by paragraph (c) of this Section
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     3, the Secretary receives payment of such reasonably estimated cost of holding the special meeting from the requesting stockholders. If each of the resolutions introduced by any requesting stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any requesting stockholder for election as a director at such meeting is elected, then the Corporation shall refund to the requesting stockholders the amount paid by them as the reasonably estimated cost.

               (e) Except as provided in the next sentence, any special meeting shall be held at such place, time and date as may be designated by whoever of the Chairman of the Board, Vice Chairman or Board of Directors shall have called such meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a "Request Special Meeting"), such meeting shall be held at such place, hour and day as may be designated by the Board of Directors; provided, however, that the date of any Request Special Meeting shall be not more than 60 days after the Meeting Record Date (as defined below); and provided further that if the Board of Directors fails to designate, within ten days after the date that valid written requests for such meeting by the stockholders of record as of the Request Record Date entitled to cast not less than a majority of all the votes entitled to be cast at such meeting are delivered to the Secretary of the Corporation (the "Delivery Date"), a time and date for a Request Special Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a
     Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Request Special Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for any special meeting, the Chairman, Vice Chairman or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Request Special Meeting, if the Board of Directors fails to fix a
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     record date for such meeting (the "Meeting Record Date") within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

               (f) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written request for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported request shall be deemed to have been delivered to the Secretary of the Corporation until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and
     (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (g) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.


          4. Section 10 of Article II of the Bylaws is hereby amended by deleting the fourth paragraph of Section 10 in its entirety and inserting the following in lieu thereof:

     Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of
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     control shares, and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

          5. Section 12(a)(2) of Article II of the Bylaws is hereby amended by deleting in the second sentence thereof, the numbers "60" and "90" and substituting therefor the numbers "75" and "100," respectively, and by further deleting the words "90th" and "60th" and substituting therefor the words "100th" and "75th," respectively.

          6. Section 12(b) of Article II of the Bylaws is hereby amended by deleting in the third sentence thereof the words "90th" and "60th" and substituting therefor the words "100th" and "75th," respectively.